STOCK PURCHASE AGREEMENT

___________________________

The ICECorp Shares have not been registered with the U.S. Securities and Exchange Commission

(the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and to the extent that their sale and purchase is subject to U.S. regulation, they are being offered in reliance on the transaction “safe harbor” afforded by

Regulation S promulgated under the Securities Act.

____________________________

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into this 20th day of January, 2010, by and between INTELLIGENT COMMUNICATION ENTERPRISE CORPORATION, a Pennsylvania corporation (“ICECorp”), and WHITEFIELDS CAPITAL LIMITED, a Seychelles corporation (“Whitefields”), on the following:

PREMISES

A.         To the extent this transaction is subject to U.S. law, ICECorp and Whitefields are executing and delivering this Agreement in reliance upon transaction safe harbor afforded by the provisions of Regulation S, as promulgated by the SEC under the Securities Act.

B.        Whitefields is the sole equity owner of Solesys S.A., a corporation duly organized and existing under the laws of the Switzerland (“Solesys”), and owns all of the 1,000 issued and outstanding common shares of Solesys (the “Solesys Shares”). ICECorp has determined that it wishes to acquire the Solesys Shares for US $9.6 million, comprised of 9,648,241 shares of ICECorp’s common stock (the “ICECorp Shares”) and Whitefields has determined that it is willing to sell the Solesys Shares to ICECorp for that consideration.

AGREEMENT

NOW, THEREFORE, upon the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants contained in this Agreement, it is hereby agreed as follows.

ARTICLE I

DEFINITIONS

“10-K” means ICECorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on April 15, 2009.

“Affiliate” means, respecting any Person: (a) a spouse or member of the immediate family of such Person; (b) any member, manager, director, officer, or partner of such Person; (c) any corporation, partnership, business, association, limited liability company, firm, or other entity of which such Person is a member, manager, director, officer, or partner or owns or controls, directly or indirectly, more than 50% of the voting stock or other equity interests; and (d) any other Person that directly or indirectly controls, is controlled by, or is under direct or indirect common control with such first Person.

“Agreement” means this Stock Purchase Agreement.

               “Business Day” means a day, other than a Saturday or Sunday, on which banks in Singapore are open for the general transaction of business.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning specified in Section 2.02.

“Confidential Information” means proprietary information, trade secrets, confidential information, and know-how (including ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Effective Date” is the date of the signing of this agreement

“Environmental Laws” has the meaning set forth in Section 3.16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, an independent securities industry regulator in the United States of America.

“Generally accepted accounting principles” or “GAAP” means accounting principles that are (a) consistent with the principles promulgated or adopted by the United States Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time; (b) applied on a basis consistent with prior periods; and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

“Indemnified Person” shall have the meaning set forth in Section 5.03.

“Indemnifying Party” shall have the meaning set forth in Section 5.03.

“Infringe” shall have the meaning set forth in Section 3.15(d).

“Intellectual Property” means all of the following: (a) patents, patent applications, patent disclosures, and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans, and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications, and renewals for any of the foregoing; and (e) proprietary computer software (including data, data bases, and documentation).

“Material Adverse Effect” means a material adverse effect on: (a) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the respective entity and its subsidiaries taken as a whole, or (b) the ability of the respective entity to perform its obligations under this Agreement.

“ICECorp” means Intelligent Communication Enterprise Corporation, a Pennsylvania corporation, its successors and assigns.

“ICECorp Shares” has the meaning specified in the premises to this Agreement.

              “ICECorp’s Knowledge” means a fact, circumstance, or other matter of which ICECorp has actual knowledge or reasonably should have knowledge after due inquiry of its officers, directors, and key employees and reasonable review of its books and records.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

“Promissory Note” has the meaning specified in the premises to this Agreement.

“Solesys Shares” has the meaning specified in the premises to this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 3.07.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means a company whose controlling interest is owned by another company.

“Whitefields” means Whitefields Capital Limited, a Seychelles corporation, and its successors and assigns.

“Whitefields’ Knowledge” means a fact, circumstance, or other matter of which Whitefields has actual knowledge or reasonably should have knowledge after due inquiry of its officers, directors, and key employees and reasonable review of its books and records and due inquiry of Solesys’ officers, directors, and key employees and reasonable review of Solesys’ books and records.

ARTICLE II

PURCHASE AND SALE

2.01	Sale and Purchase.

(a)         Subject to the terms and conditions of this Agreement, ICECorp, upon execution and acceptance of this Agreement and delivery of the Solesys Shares at Closing, hereby agrees to sell, grant, and issue the ICECorp Shares to Whitefields.

(b)        Subject to the terms and conditions of this Agreement, Whitefields, upon execution and acceptance of this Agreement and delivery of the ICECorp Shares at Closing, hereby agrees to sell the Solesys Shares to ICECorp.

2.02      Closing; Closing Date. Certificates for the ICECorp Shares and the Solesys Shares and the Promissory Note shall be delivered to the parties as provided above (the “Closing”) at the offices of Whitefields or such other place as may be mutually acceptable to the parties within 10 business days of the date of this (the “Closing Date”).

ARTICLE III

REPRESENTATIONS OF ICECORP

ICECorp hereby represents and warrants to Whitefields, except as set forth in the schedules delivered herewith (collectively, the “ICECorp Disclosure Schedules”), as follows.

3.01      Organization, Good Standing, and Qualification. Each of ICECorp and its Subsidiaries is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted and to own its properties. Each of ICECorp and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. ICECorp’s Subsidiaries are reflected on Schedule 3.01 hereto).

3.02      Authorization. ICECorp has full power and authority and has taken all requisite action on the part of ICECorp and its officers, directors, and stockholders necessary for (a) the authorization, execution, and delivery of this Agreement; (b) authorization of the performance of all obligations of ICECorp hereunder; and (c) the authorization, issuance, and delivery of the ICECorp Shares. This Agreement constitutes the legal, valid, and binding obligation of ICECorp, enforceable against ICECorp in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.03	Capitalization.

(a)         ICECorp is authorized to issue (i) 250,000,000,000 shares of common stock, $0.0001 par value, of which approximately 21,136,837 shares were issued and outstanding and 2,698 shares are reserved for issuance on the exercise of outstanding options and warrants as of January 15, 2010; and (ii) 150,000,000 shares of preferred stock, $0.0001 par value, none of which is outstanding. The common stock has the voting powers, designations, preferences, rights, qualifications, limitations, or restrictions set forth in the articles of incorporation and amendments thereto. The undesignated preferred stock may be issued in such series with the voting powers, designations, preferences, rights, qualifications, limitations, or restrictions as may be duly approved by the board of directors. All of the issued and outstanding shares of ICECorp’s capital stock have been duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights, and were issued in full compliance with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights, were issued in full compliance with applicable law and any rights of third parties, and are owned by ICECorp, beneficially and of record, subject to no lien, encumbrance, or other adverse claim. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of ICECorp. Except as described above, there are no outstanding warrants, options, convertible securities, or other rights, agreements, or arrangements of any character under which ICECorp or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither ICECorp nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 3.03(a), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements, or other agreements of any kind among ICECorp and any of the security holders of ICECorp relating to the securities of ICECorp held by them. Prior to this Agreement, ICECorp has not granted any Person the right to require ICECorp to register any securities of ICECorp under the Securities Act, whether on a demand basis or in connection with the registration of securities of ICECorp for its own account or for the account of any other Person.

            (b)        Schedule 3.03(b) sets forth a true and complete table setting forth the pro forma capitalization of ICECorp on a fully diluted basis giving effect to (i) the issuance of the ICECorp Shares; (ii) any adjustments in other securities resulting from the issuance of the ICECorp Shares; and (iii) the exercise or conversion of all outstanding securities. Except as described on Schedule 3.03(b), the issuance and sale of the ICECorp Shares hereunder will not obligate ICECorp to issue shares of common stock or other securities to any other Person (other than Whitefields) and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

(c)         ICECorp does not have outstanding stockholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in ICECorp upon the occurrence of certain events.

3.04      Valid Issuance. The ICECorp Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid, and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

3.05      Consents. The execution, delivery, and performance by ICECorp of this Agreement and the offer, issuance, and sale of the ICECorp Shares require no consent of, action by or in respect of, or filing with any Person, governmental body, agency, or official. ICECorp has taken all action necessary to exempt the issuance and sale of the ICECorp Shares from the provisions of any antitakeover, business combination, or control share law or statute binding on ICECorp or to which ICECorp or any of its assets and properties may be subject or any provision of ICECorp’s articles of incorporation, bylaws, or any stockholder rights agreement that is or could become applicable to Whitefields as a result of the transactions contemplated hereby, including the issuance of the ICECorp Shares and the ownership, disposition, or voting of the ICECorp Shares by Whitefields or the exercise of any right granted to Whitefields pursuant to this Agreement.

3.06      Over-the-Counter Bulletin Board. ICECorp’s common stock is registered with the SEC pursuant to Section 12(g) of the Exchange Act and is quoted for trading on the Over-the-Counter Bulletin Board (the “OTCBB”), and ICECorp has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the common stock under the Exchange Act or the quotation of the common stock on the OTCBB, nor has ICECorp received any notification that the SEC or FINRA is contemplating terminating such registration or quotation, nor is ICECorp aware of any facts or circumstances that might reasonably be expected to result in such an action.

3.07      Delivery of SEC Filings; Business. ICECorp has provided Whitefields with copies of ICECorp’s 10-K and all other reports filed by ICECorp pursuant to the Exchange Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of ICECorp pursuant to the Exchange Act for such period. ICECorp and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of ICECorp and its Subsidiaries taken as a whole.

3.08      No Material Adverse Change. Since September 30, 2009, except as identified and described in the SEC Filings or as described on Schedule 3.08, there has not been:

(a)         any change in the consolidated assets, liabilities, financial condition, or operating results of ICECorp from that reflected in the financial statements included in ICECorp’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, except for changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

               (b)        any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of ICECorp, or any redemption or repurchase of any securities of ICECorp;

(c)         any material damage, destruction, or loss, whether or not covered by insurance to any assets or properties of ICECorp or its Subsidiaries;

(d)        any waiver, not in the ordinary course of business, by ICECorp or any Subsidiary of a material right or of a material debt owed to it;

(e)         any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by ICECorp or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, or business of ICECorp and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)         any change or amendment to ICECorp’s articles of incorporation or bylaws, or material change to any material contract or arrangement by which ICECorp or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g)        any material labor difficulties or labor union organizing activities with respect to employees of ICECorp or any Subsidiary;

(h)        any transaction entered into by ICECorp or a Subsidiary other than in the ordinary course of business;

(i)         the loss of the services of any key employee or material change in the composition or duties of the senior management of ICECorp or any Subsidiary;

(j)         the loss or threatened loss of any customer that has had or could reasonably be expected to have a Material Adverse Effect; or

(k)        any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3.09      SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.10      No Conflict, Breach, Violation, or Default. To ICECorp’s Knowledge, the execution, delivery, and performance of this Agreement by ICECorp and the issuance and sale of the ICECorp Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) ICECorp’s articles of incorporation or bylaws, both as in effect on the date hereof (copies of which have been provided to Whitefields before the date hereof); or (b)(i) any statute, rule, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over ICECorp, any Subsidiary, or any of their respective assets or properties, or (ii) any agreement or instrument to which ICECorp or any Subsidiary is a party or by which ICECorp or a Subsidiary is bound or to which any of their respective assets or properties is subject.

            3.11      Tax Matters. To ICECorp’s Knowledge, ICECorp and each Subsidiary have timely prepared and filed all tax returns required to have been filed by ICECorp or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it except those described on Schedule 3.11. The charges, accruals, and reserves on the books of ICECorp in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against ICECorp or any Subsidiary nor, to ICECorp’s Knowledge, any basis for the assessment of any additional taxes, penalties, or interest for any fiscal period or audits by any federal, state, or local taxing authority, except for any assessment that is not material to ICECorp and its Subsidiaries taken as a whole. To ICECorp’s Knowledge and except as described on Schedule 3.11, all taxes and other assessments and levies that ICECorp or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to ICECorp’s Knowledge, threatened against ICECorp or any Subsidiary or any of their respective assets or property. Except as described on Schedule 3.11, there are no outstanding tax-sharing agreements or other such arrangements between ICECorp and any Subsidiary or other corporation or entity.

3.12      Title to Properties. To ICECorp’s Knowledge and except as disclosed in the SEC Filings, ICECorp and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances, and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, ICECorp and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.13      Certificates, Authorities, and Permits. To ICECorp’s Knowledge, ICECorp and each Subsidiary possess adequate certificates, authorities, or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither ICECorp nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, or permit that, if determined adversely to ICECorp or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.14      No Labor Disputes. No material labor dispute with the employees of ICECorp or any Subsidiary exists or, to ICECorp’s Knowledge, is imminent.

3.15	Intellectual Property.

(a)         To ICECorp’s Knowledge, all Intellectual Property of ICECorp and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs, and payments of fees) and is valid and enforceable. No Intellectual Property of ICECorp or its Subsidiaries that is necessary for the conduct of ICECorp’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute, or litigation and, to ICECorp’s Knowledge, no such action is threatened. No patent of ICECorp or its Subsidiaries has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

            (b)        All of the licenses and sublicenses and consent, royalty, or other agreements concerning Intellectual Property that are necessary for the conduct of ICECorp’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which ICECorp or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) are valid and binding obligations of ICECorp or its Subsidiaries that are parties thereto and, to ICECorp’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition that will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by ICECorp or any of its Subsidiaries under any such license agreement.

(c)         To ICECorp’s Knowledge, ICECorp and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of ICECorp’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance, and operation of ICECorp’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims, or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of ICECorp’s and its Subsidiaries’ businesses. ICECorp and its Subsidiaries have a valid and enforceable right to use all third-party Intellectual Property and Confidential Information used or held for use in the respective businesses of ICECorp and its Subsidiaries.

(d)        To ICECorp’s Knowledge, the conduct of ICECorp’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party and the Intellectual Property and Confidential Information of ICECorp and its Subsidiaries that are necessary for the conduct of ICECorp’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to ICECorp’s Knowledge, threatened or imminent that seeks to limit or challenge or that concerns the ownership, use, validity, or enforceability of any Intellectual Property or Confidential Information of ICECorp and its Subsidiaries and ICECorp’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party and, to ICECorp’s Knowledge, there is no valid basis for the same.

(e)         To ICECorp’s Knowledge, the consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of, or restriction on ICECorp’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information that is necessary for the conduct of ICECorp’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)         All software owned by ICECorp or any of its Subsidiaries and, to ICECorp’s Knowledge, all software licensed from third parties by ICECorp or any of its Subsidiaries: (i) is free from any material defect, bug, virus, or programming, design, or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

            (g)        ICECorp and its Subsidiaries have taken reasonable steps to protect the rights of ICECorp and its Subsidiaries in their Intellectual Property and Confidential Information. Each employee, consultant, and contractor that has had access to Confidential Information that is necessary for the conduct of ICECorp’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with ICECorp’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Confidential Information of ICECorp or its Subsidiaries to any third party.

3.16      Environmental Matters. To ICECorp’s Knowledge, neither ICECorp nor any Subsidiary (a) is in violation of any statute, rule, regulation, decision, or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal, or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (b) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (c) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (d) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability, or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or threatened investigation that might lead to such a claim.

3.17      Litigation. Except as described on Schedule 3.17, there are no pending actions, suits, or proceedings against or affecting ICECorp, its Subsidiaries, or any of its or their properties; and to ICECorp’s Knowledge, no such actions, suits, or proceedings are threatened or contemplated.

3.18      Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of ICECorp as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of ICECorp included in the SEC Filings filed prior to the date hereof or as described on Schedule 3.18, neither ICECorp nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business and consistent (as to amount and nature) with past practices since the date of such financial statements, individually or in the aggregate, that have or could reasonably be expected to have a Material Adverse Effect.

3.19      Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon ICECorp, any Subsidiary, or Whitefields for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of ICECorp, other than as described in Schedule 3.19.

3.20      No General Solicitation. Neither ICECorp nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the ICECorp Shares.

3.21      No Integrated Offering. Neither ICECorp nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any ICECorp security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by ICECorp on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the ICECorp Shares under the Securities Act.

3.22      Private Placement. The offer and sale of the ICECorp Shares to Whitefields as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.23      Questionable Payments. Neither ICECorp, its Subsidiaries nor, to ICECorp’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents, or other Persons acting on behalf of ICECorp or any Subsidiary, on behalf of ICECorp or any Subsidiary or in connection with their respective businesses, has: (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of ICECorp or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment of any nature.

3.24      Transactions with Affiliates. Except as disclosed in SEC Filings made on or prior to the date hereof or as disclosed on Schedule 3.24, none of the officers or directors of ICECorp and, to ICECorp’s Knowledge, none of the employees of ICECorp is presently a party to any transaction with ICECorp or any Subsidiary (other than as holders of promissory notes, stock options and/or warrants, and for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to ICECorp’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

3.25      Internal Controls. ICECorp and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.26      Disclosures. This Agreement, including all exhibits and schedules thereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.27      Investment. ICECorp: (a) is acquiring the Solesys Shares solely for its own account for investment purposes and not with a view to or for sale in connection with any distribution thereof, nor with any present intention of distributing the same; (b) has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof; and (c) is fully aware that in connection with ICECorp’s agreement to purchase the Solesys Shares and enter into this Agreement, Whitefields is relying upon the truth and accuracy of the representations and warranties contained herein.

3.28      Information. ICECorp: (a) has reviewed the information and representations of Whitefields contained in, or incorporated by reference into, this Agreement; and (b) has had the opportunity to make inquiry concerning Whitefields, Solesys, and Solesys’ business and personnel. The officers of Whitefields have made available to each such Person any and all written information that it has requested and have answered to each such Person’s satisfaction all inquiries made. ICECorp understands that an investment in Solesys involves a degree of risk, as set forth in the information provided by Whitefields.

            3.29      Legal Advice. ICECorp has engaged its own legal advisers respecting its compliance with federal and state securities laws and federal, state, and local taxation laws respecting the transactions contemplated or permitted by this Agreement. ICECorp has relied solely on its own such advisers and not on any statements or representations of Whitefields or its agents, attorneys, or accountants, written or oral. ICECorp shall be solely responsible for its own compliance with applicable state and federal securities laws and applicable federal, state, and local tax laws related to this Agreement and the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS OF WHITEFIELDS

Whitefields represents and warrants to ICECorp as follows as of the date of Whitefields’ execution of this Agreement and at and as of the Closing Date.

4.01      Organization, Good Standing, and Qualification. Each of Whitefields, Solesys and its Subsidiaries is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted and to own its properties. Each of Solesys and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. Solesys’ Subsidiaries are reflected on Schedule 4.01 hereto.

4.02      Authorization. Whitefields has full power and authority and has taken all requisite action on the part of Whitefields and its officers, directors, and stockholders necessary for (a) the authorization, execution, and delivery of this Agreement; (b) authorization of the performance of all obligations of Whitefields hereunder; and (c) the sale and delivery of the Solesys Shares. This Agreement constitutes the legal, valid, and binding obligation of Whitefields, enforceable against Whitefields in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.03	Capitalization of Solesys.

(a)         Solesys is authorized to issue 1,000 shares of common stock, 100 Swiss francs par value, of which 1,000 shares will be issued and outstanding as of the date of this Agreement, and nil shares are reserved for issuance on the exercise of outstanding options and warrants. The common stock has the voting powers, designations, preferences, rights, qualifications, limitations, or restrictions set forth in the charter documents and amendments thereto. The undesignated preferred stock may be issued in such series with the voting powers, designations, preferences, rights, qualifications, limitations, or restrictions as may be duly approved by the board of directors. All of the issued and outstanding shares of Solesys’ capital stock have been duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights, and were issued in full compliance with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights, were issued in full compliance with applicable law and any rights of third parties, and are owned by Solesys, beneficially and of record, subject to no lien, encumbrance, or other adverse claim. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of Solesys. Except as described above, there are no outstanding warrants, options, convertible securities, or other rights, agreements, or arrangements of any character under which Solesys or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither Solesys nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.03(a), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements, or other agreements of any kind among Solesys and any of the security holders of Solesys relating to the securities of Solesys held by them.

(b)        Except as described on Schedule 4.03(b), the sale of the Solesys Shares hereunder will not obligate Solesys to issue shares of common stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

(c)         Solesys does not have outstanding stockholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in Solesys upon the occurrence of certain events.

4.04      Valid Issuance. The Solesys Shares were, when issued and sold to Whitefields, duly and validly authorized and the Solesys Shares will be, at Closing, validly issued, fully paid, nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

4.05      Consents. The execution, delivery, and performance by Whitefields of this Agreement and the sale of the Solesys Shares require no consent of, action by or in respect of, or filing with any Person, governmental body, agency, or official.

4.06      No Material Adverse Change. Since December 31, 2008, except as described on Schedule 4.06, there has not been:

(a)         any change in the consolidated assets, liabilities, financial condition, or operating results of Solesys, except for changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b)        any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of Solesys, or any redemption or repurchase of any securities of Solesys;

(c)         any material damage, destruction, or loss, whether or not covered by insurance to any assets or properties of Solesys or its Subsidiaries;

(d)        any waiver, not in the ordinary course of business, by Solesys or any Subsidiary of a material right or of a material debt owed to it;

(e)         any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Solesys or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, or business of Solesys and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)         any change or amendment to Solesys’ charter documents, or material change to any material contract or arrangement by which Solesys or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g)        any material labor difficulties or labor union organizing activities with respect to employees of Solesys or any Subsidiary;

(h)        any transaction entered into by Solesys or a Subsidiary other than in the ordinary course of business;

(i)         the loss of the services of any key employee or material change in the composition or duties of the senior management of Solesys or any Subsidiary;

(j)         the loss or threatened loss of any customer that has had or could reasonably be expected to have a Material Adverse Effect; or

(k)        any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.07      No Conflict, Breach, Violation, or Default. To Whitefields’ Knowledge, the execution, delivery, and performance of this Agreement by Whitefields and the sale of the Solesys Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the charter documents of Whitefields or Solesys in effect on the date hereof (copies of which have been provided to ICECorp before the date hereof); or (b)(i) any statute, rule, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Whitefields, Solesys, or any of its Subsidiaries, or any of their respective assets or properties, or (ii) any agreement or instrument to which Whitefields, Solesys, or any of its Subsidiaries is a party or by which Whitefields, Solesys, or any of its Subsidiaries is bound or to which any of their respective assets or properties is subject.

4.08      Tax Matters. To Whitefields’ Knowledge, Solesys and each Subsidiary have timely prepared and filed all tax returns required to have been filed by Solesys or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it except those described on Schedule 4.08. The charges, accruals, and reserves on the books of Solesys in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against Solesys or any Subsidiary nor, to Whitefields’ Knowledge, any basis for the assessment of any additional taxes, penalties, or interest for any fiscal period or audits by any federal, state, or local taxing authority, except for any assessment that is not material to Solesys and its Subsidiaries taken as a whole. To Whitefields’ Knowledge and except as described on Schedule 4.08, all taxes and other assessments and levies that Solesys or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to Whitefields’ Knowledge, threatened against Solesys or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.08, there are no outstanding tax-sharing agreements or other such arrangements between Solesys and any Subsidiary or other corporation or entity.

4.09      Title to Properties. To Whitefields’ Knowledge, Solesys and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances, and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and Solesys and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.10      Certificates, Authorities, and Permits. To Whitefields’ Knowledge, Solesys and each Subsidiary possess adequate certificates, authorities, or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither Solesys nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, or permit that, if determined adversely to Solesys or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.11      No Labor Disputes. No material labor dispute with the employees of Solesys or any Subsidiary exists or, to Whitefields’ Knowledge, is imminent.

4.12	Intellectual Property.

(a)         To Whitefields’ Knowledge, all Intellectual Property of Solesys and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs, and payments of fees) and is valid and enforceable. No Intellectual Property of Solesys or its Subsidiaries that is necessary for the conduct of Solesys’ and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute, or litigation and, to Whitefields’ Knowledge, no such action is threatened. No patent of Solesys or its Subsidiaries has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

(b)        All of the licenses and sublicenses and consent, royalty, or other agreements concerning Intellectual Property that are necessary for the conduct of Solesys’ and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which Solesys or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) are valid and binding obligations of Solesys or its Subsidiaries that are parties thereto and, to Whitefields’ Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition that will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by Solesys or any of its Subsidiaries under any such license agreement.

(c)         To Whitefields’ Knowledge, Solesys and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of Solesys’ and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance, and operation of Solesys’ and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims, or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of Solesys’ and its Subsidiaries’ businesses. Solesys and its Subsidiaries have a valid and enforceable right to use all third-party Intellectual Property and Confidential Information used or held for use in the respective businesses of Solesys and its Subsidiaries.

(d)        To Whitefields’ Knowledge, the conduct of Solesys’ and its Subsidiaries’ businesses as currently conducted does not Infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party and the Intellectual Property and Confidential Information of Solesys and its Subsidiaries that are necessary for the conduct of Solesys’ and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to Whitefields’ Knowledge, threatened or imminent that seeks to limit or challenge or that concerns the ownership, use, validity, or enforceability of any Intellectual Property or Confidential Information of Solesys and its Subsidiaries and Solesys’ and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party and, to Whitefields’ Knowledge, there is no valid basis for the same.

(e)         To Whitefields’ Knowledge, the consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of, or restriction on Solesys’ or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information that is necessary for the conduct of Solesys’ and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)         All software owned by Solesys or any of its Subsidiaries and, to Whitefields’ Knowledge, all software licensed from third parties by Solesys or any of its Subsidiaries: (i) is free from any material defect, bug, virus, or programming, design, or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

(g)        Solesys and its Subsidiaries have taken reasonable steps to protect the rights of Solesys and its Subsidiaries in their Intellectual Property and Confidential Information. Each employee, consultant, and contractor that has had access to Confidential Information that is necessary for the conduct of Solesys’ and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with Solesys’ standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Confidential Information of Solesys or its Subsidiaries to any third party.

4.13      Environmental Matters. To Whitefields’ Knowledge, neither Solesys nor any Subsidiary (a) is in violation of any Environmental Laws; (b) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (c) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (d) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability, or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or threatened investigation that might lead to such a claim.

4.14      Litigation. Except as described on Schedule 4.14, there are no pending actions, suits, or proceedings against or affecting Solesys, its Subsidiaries, or any of its or their properties; and to Whitefields’ Knowledge, no such actions, suits, or proceedings are threatened or contemplated.

4.15      Financial Statements. The financial statements included present fairly, in all material respects, the consolidated financial position of Solesys as of the dates shown and its consolidated results of operations and cash flows for the periods shown. Except as set forth in the financial statements described on Schedule 4.15, neither Solesys nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business and consistent (as to amount and nature) with past practices since the date of such financial statements, individually or in the aggregate, that have or could reasonably be expected to have a Material Adverse Effect.

4.16      Insurance Coverage. To Whitefields’ Knowledge, Solesys and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by Solesys and each Subsidiary, and Whitefields reasonably believes such insurance coverage to be adequate against all liabilities, claims, and risks against which it is customary for comparably situated companies to insure.

4.17      Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon Whitefields, Solesys, any Subsidiary, or ICECorp for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of Whitefields or Solesys, other than as described in Schedule 4.17.

              4.18      Questionable Payments. Neither Solesys, its Subsidiaries nor, to Whitefields’ Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents, or other Persons acting on behalf of Solesys or any Subsidiary, on behalf of Solesys or any Subsidiary or in connection with their respective businesses, has: (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Solesys or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment of any nature.

4.19      Transactions with Affiliates. Except as disclosed on Schedule 4.19, none of the officers or directors of Solesys and, to Whitefields’ Knowledge, none of the employees of Solesys is presently a party to any transaction with Solesys or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to Whitefields’ Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

4.20      Internal Controls. Solesys and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

 4.21      Disclosures. This Agreement, including all exhibits and schedules thereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.22	Investment Representations.

(a)         Whitefields is not a U.S. person, as that term is defined under Regulation S, and is not purchasing the ICECorp Shares on behalf of any U.S. person. Under Regulation S, a U.S. person means:

(i)	any natural person resident in the United States;

(ii)          any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	any estate of which any executor or administrator is a U.S. person;

(iv)	any agency or branch of a foreign entity located in the United States;

(v)        any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vi)       any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

            (vii)      any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501 of Regulation D) that are not natural persons, estates, or trusts.

(b)        Whitefields was outside of the United States as of the date of execution and delivery of this Agreement. No offer to purchase the ICECorp Shares was made in the United States.

(c)         Whitefields is purchasing the ICECorp Shares for its own account or for the account of beneficiaries for whom Whitefields has full investment discretion, each of which beneficiaries is bound to all of the terms and provisions hereof including all representations and warranties herein. Whitefields is purchasing the ICECorp Shares for investment purposes only and not with a view to, or for sale in connection with, any “distribution” (as such term is used in Section 2(11) of the Securities Act) thereof or for the account or on behalf of any U.S. person.

(d)        The ICECorp Shares have not been registered under the Securities Act and may not be transferred, sold, assigned, hypothecated, or otherwise disposed of, unless such transaction is the subject of a registration statement filed with and declared effective by the SEC or unless an exemption from the registration requirements under the Securities Act is available. Whitefields represents and warrants and hereby agrees that the ICECorp Shares are “restricted securities” as defined in Rule 144.

(e)         Whitefields acknowledges that the purchase of the ICECorp Shares involves a high degree of risk and is aware of the risks and further acknowledges that it can bear the economic risk of the purchase of the ICECorp Shares, including the total loss of its investment.

(f)         Whitefields understands that the ICECorp Shares are being offered and sold to it in reliance on the safe harbor from the registration requirements of the Securities Act, and that ICECorp is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Whitefields set forth herein in order to determine the applicability of such safe harbor and the suitability of Whitefields to acquire the ICECorp Shares.

(g)        Whitefields is sufficiently experienced in financial and business matters and one or more of its officers and directors are directly involved in the activities of ICECorp such that Whitefields is capable of evaluating the merits and risks of its investments, making an informed decision relating thereto, and protecting its own interests in connection with the transaction.

(h)        In evaluating its investment, Whitefields has consulted its own investment and/or legal and/or tax advisors.

(i)         Whitefields understands that in the view of the SEC, the statutory basis for the safe harbor claimed for this transaction would not be present if the offering of the ICECorp Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

(j)         Whitefields is not an underwriter of, or dealer in, the ICECorp Shares, and Whitefields is not participating pursuant to a contractual agreement in the distribution of the ICECorp Shares.

              (k)        Whitefields has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the ICECorp Shares or any use of this Agreement, including: (1) the legal requirements within its jurisdiction for the purchase of the ICECorp Shares; (2) any foreign exchange restrictions applicable to such purchase; (3) any governmental or other consents that may need to be obtained; and (4) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the ICECorp Shares. Whitefield’s subscription and payment for, and its continued ownership of the ICECorp Shares, will not violate any applicable securities or other laws of its jurisdiction.

(l)         No consent, approval or authorization of, or designation, declaration or filing with any governmental authority on the part of Whitefields is required in connection with the valid execution and delivery of this Agreement.

4.23      Information. Whitefields: (a) has reviewed the information and representations of ICECorp contained in, or incorporated by reference into, this Agreement; and (b) has had the opportunity to make inquiry concerning ICECorp and its business and personnel. The officers of ICECorp have made available to each such Person any and all written information that it has requested and have answered to each such Person’s satisfaction all inquiries made.

4.24      Legal Advice. Whitefields has engaged its own legal advisers respecting its compliance with federal and state securities laws and federal, state, and local taxation laws respecting the transactions contemplated or permitted by this Agreement. Whitefields has relied solely on its own such advisers and not on any statements or representations of ICECorp or its agents, attorneys, or accountants, written or oral. Whitefields shall be solely responsible for its own compliance with applicable state and federal securities laws and applicable federal, state, and local tax laws related to this Agreement and the transactions contemplated hereby.

ARTICLE V

SURVIVAL AND INDEMNIFICATION

5.01      Survival. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three years from the date of this Agreement.

5.02      Indemnification. Each party agrees to indemnify and hold harmless, on an after-insurance recovery basis, the other party and its Affiliates and their respective directors, officers, employees, and agents from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorney fees, disbursements, and other expenses incurred in connection with investigating, preparing, or defending any action, claim, or proceeding, pending or threatened, and the costs of enforcement hereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant, or agreement made by or to be performed on the part of the other party under this Agreement, and will reimburse any such Person for all such amounts as they are incurred by such Person.

            5.03      Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim, or circumstances that would or might give rise to a claim or the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought pursuant to Section 7.02, such Indemnified Person shall promptly notify the other party (the “Indemnifying Party”) in writing and Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however,that the failure of any Indemnified Person so to notify Indemnifying Party shall not relieve Indemnifying Party of its obligations hereunder except to the extent that Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (a) Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (b) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, Indemnifying Party shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

ARTICLE VI

MISCELLANEOUS

6.01      Opportunity to Review; Advisers; Investigation. Prior to the execution of this Agreement, each party has had the opportunity to review the schedules and exhibits to this Agreement, and has been afforded the opportunity to engage its own attorneys, accountants, and other advisers to assist in the review of such schedules and other information and has made its own decision respecting the extent to which it has engaged such attorneys, accountants, and other advisers. The representations, warranties, and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any person controlling either party, or any of their officers, directors, managers, partners, representatives, attorneys, accountants, or agents, whether prior to or after the execution of this Agreement.

6.02      No Assignment. This Agreement and the rights and obligations of the parties may not be assigned in whole or in part by the parties to any Person without the prior written consent of each party, which such consent may be granted or withheld by each party in its sole discretion.

6.03      Costs. Each party shall pay its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

6.04      Confidentiality. Each party shall keep confidential and will not disclose or divulge any Confidential Information that it may obtain from the other party pursuant to financial statements, reports, and other materials submitted by one party to the other party pursuant to this Agreement, or pursuant to visitation or inspection courtesies extended to either party, unless such information is known, or until such information becomes known, to the public; provided, however, that each party may disclose such information: (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment; or (b) to any Affiliate of either party; subject to the agreement of such party to keep such information confidential as set forth herein.

6.05      Notice. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one Business Day after the date so sent, if delivered by overnight courier service; or three Business Days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

if to ICECorp, to:	Intelligent Communication Enterprise Corporation

13 Spottiswoode Park Road

Singapore 088640.

Telephone: +65 6324 0225

E-mail: llj@credit24.com.ph

if to Whitefields, to:	Whitefields Capital Limited

13 Spottiswoode Park Road

Singapore 088640

Telephone: +65 6324 0225

Facsimile: +65 6324 1305

E-mail: bala@whitefieldscapital.com

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

6.06      Attorneys’ Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the nonprevailing party shall reimburse the prevailing party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein, including such costs that are incurred in any bankruptcy or appellate proceeding.

6.07      Survival. The representations, warranties, and covenants of the respective parties shall survive the Closing.

6.08      Form of Execution; Counterparts. A valid and binding signature hereto or any notice or demand hereunder may be in the form of a manual execution or a true copy made by photographic, xerographic, or other electronic process that provides similar copy accuracy of a document that has been executed. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

6.09      Construction. This Agreement is the result of negotiation between the parties hereto, each of which has been, or has had the opportunity to be, represented by independent legal counsel of such party’s own selection. Accordingly, no provision of this Agreement or any agreement, certificate, or other writing delivered in accordance with this Agreement shall be constructed against any party merely because of such party’s involvement in its preparation.

6.10      Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

6.11      Validity of Provisions and Severability. If any provision of this Agreement is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable jurisdiction, or if it cannot be so amended without materially altering the intention of the parties, it will be stricken. However, the validity, legality, and enforceability of any such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

6.12      Entire Agreement; Modification. This Agreement constitutes the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior agreements, if any, any understandings, negotiations, courses of dealing, and discussions, whether oral or written, between the parties hereto, including any Subsidiary of either party. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

6.13      Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the Commonwealth of Pennsylvania, United States of America.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INTELLIGENT COMMUNICATION ENTERPRISE CORPORATION

/s/ Luther L. Jao

Luther L. Jao, Chief Executive Officer

WHITEFIELDS CAPITAL LIMITED

/s/ Bala Balamurali

Bala Balamurali, Director